UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
September 18, 2023
Date of Report (Date of earliest event reported)

LENNAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5505 Waterford District Drive, Miami, Florida 33126
(Address of principal executive offices) (Zip Code)
(305) 559-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $.10	LEN	New York Stock Exchange
Class B Common Stock, par value $.10	LEN.B	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 20, 2023, Lennar Corporation (the “Company”) announced that the Board of Directors (the “Board”) of the Company, upon the recommendation of the Board’s Nominating and Corporate Governance Committee, had elected Dacona Smith to serve as a director, effective September 22, 2023, for a term of office expiring at the Company’s 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”), at which time his continued Board service will be subject to stockholder approval. In connection with Mr. Smith’s election, the Board approved a resolution to increase the number of Board members from ten to 11. Mr. Smith has not been assigned to any committees of the Board.

Mr. Smith retired from Walmart Inc. (“Walmart”) earlier this year after a career there spanning over 30 years. Mr. Smith began as an hourly associate at a Walmart store and eventually held several executive positions, including roles in store management, regional management, and corporate operations. Most recently, he served as Executive Vice President and Chief Operations Officer, Walmart U.S. Stores.

The Board has determined that Mr. Smith qualifies as independent under the independence standards set forth in the corporate governance listing standards of the New York Stock Exchange. There are no arrangements or understandings between Mr. Smith and any other persons with respect to his election as a director. Neither Mr. Smith nor any immediate family member of Mr. Smith has been a participant in any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

Consistent with the Company’s other non-management directors, Mr. Smith will participate in the Company’s outside director compensation program, which provides that directors receive an annual equity grant of the Company’s Class A common stock (“Class A Common Stock”), an outside director retainer of $140,000 paid in $35,000 quarterly increments, half in shares of Class A Common Stock and half in cash, and committee fees, as applicable. Mr. Smith will receive the prorated portions of the annual equity grant of Class A Common Stock and the outside director retainer based on his period of service until the 2024 Annual Meeting.

A copy of the press release announcing the election of Mr. Smith as a director of the Company is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Document

99.1	Press Release issued by Lennar Corporation on September 20, 2023.
104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2023	Lennar Corporation

	By:	/s/ Diane Bessette
	Name:	Diane Bessette
	Title:	Vice President, Chief Financial Officer and Treasurer